Exhibit 99(b)

Time is Critical	Please Complete and Return Promptly

ELECTION FORM

ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON MAY 7, 2012

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR

SEND BY OVERNIGHT DELIVERY

Mail or send by overnight delivery service this Election Form to Computershare Trust Company, N.A. (the “Exchange Agent”):

If Delivering by Mail:	If Delivering by Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 14, 2011, by and among Virginia Savings Bancorp, Inc. (“Virginia Bancorp”), Virginia Savings Bank, F.S.B., City Holding Company (“City Holding”) and City National Bank of West Virginia, as amended by that certain amendment dated March 14, 2012, and the related plan of merger of City Holding and Virginia Bancorp (together, the “merger agreement”), and the transactions contemplated thereby, each Virginia Bancorp shareholder has the opportunity to elect to receive, as merger consideration for each share of Virginia Bancorp common stock or Virginia Bancorp Series A preferred stock (collectively, “Virginia Bancorp stock”) that he, she or it owns, (1) a “stock election” of 0.2100 shares of City Holding common stock for each share of Virginia Bancorp stock, (2) a “cash election” of $6.17 in cash for each share of Virginia Bancorp stock, (3) a “mixed election” of a combination of 0.1260 shares of City Holding common stock and $2.47 in cash for each share of Virginia Bancorp stock, or (4) a “non-election”, and thus indicate that such holder has no preference with respect to his, her or its shares of Virginia Bancorp stock.

Your election is subject to the limitation that the total number of shares of Virginia Bancorp stock converted into City Holding common stock is 60% of the shares of Virginia Bancorp stock outstanding and that 40% of the total number of shares of Virginia Bancorp stock is converted into cash; provided that in no event will more than 240,000 shares of City Holding common stock be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) be paid.

For a full discussion of the merger, the merger consideration, the effect of this election and the potential proration of your election, see the Proxy Statement/Prospectus dated March 29, 2012 (the “Proxy Statement”).

This election governs the consideration that you, as a shareholder of Virginia Bancorp, will receive in connection with the merger. This election may also affect the income tax treatment of the consideration that you receive.

Check one of the boxes on the next page to make an election to receive (1) 0.2100 shares of City Holding common stock per share of Virginia Bancorp stock (a “stock election”), (2) $6.17 in cash per share of Virginia Bancorp stock (a “cash election”), (3) a combination of shares of 0.1260 shares of City Holding common stock and $2.47 in cash for each share of Virginia Bancorp stock (a “mixed election”) or (4) an indication that such holder has no preference with respect to his, her or its shares of Virginia Bancorp stock (a “non-election”). If no box is checked, you will be deemed to have made a “non-election” for your shares of Virginia Bancorp stock.

Your election is subject to the limitation that the total number of shares of Virginia Bancorp stock converted into City Holding common stock is 60% of the shares of Virginia Bancorp stock outstanding and that 40% of the total number of shares of Virginia Bancorp Stock is converted into cash; provided that in no event will more than 240,000 shares of City Holding common stock be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) be paid.

Corp Action Voluntary – CIHC

ELECTION

I hereby elect to receive the following as consideration for all of my shares of Virginia Bancorp stock: (check only one box)

☐	STOCK ELECTION – 0.2100 shares of City Holding common stock for each share of Virginia Bancorp stock.

☐	CASH ELECTION – $6.17 in cash for each share of Virginia Bancorp stock.

☐	MIXED ELECTION – a combination of 0.1260 shares of City Holding common stock and $2.47 in cash for each share of Virginia Bancorp stock.

☐	NON-ELECTION – such holder has no preference with respect to his, her or its shares of Virginia Bancorp stock.

You will be deemed to have made a “NON-ELECTION” if,

A.	You fail to follow the instructions on this “Election Form” or otherwise fail properly to make an election; or

B.	A completed “Election Form,” is not actually received by the Election Deadline; or

C.	You check more than one box above; or

D.	You fail to properly sign this Election Form.

Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appear(s) above.

Signature of Owner	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

Signature of Owner	Signature of Co-Owner	Date

Printed Name of Owner	Printed Name of Co-Owner	Date

Corp Action Voluntary – CIHC

INSTRUCTIONS

(Please read carefully the instructions below)

1.	Election Deadline:

For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by Computershare Trust Company, N.A. (the “Exchange Agent”), at the address on the front of this Election Form no later than 5:00 P.M., NEW YORK CITY TIME, on May 7, 2012. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. If the Exchange Agent determines that your Election Form was not received on a timely basis or has not been properly completed, your shares will be deemed non-election shares and you will have no preference with respect to your Virginia Bancorp stock.

2.	Revocation or Change of Election Form:

Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.	Method of Delivery:

The Election Form must be sent or delivered to the Exchange Agent. Do not send it to City Holding or Virginia Bancorp.

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Corp Action Voluntary – CIHC

TO SHAREHOLDERS OF VIRGINIA SAVINGS BANCORP, INC.

ELECTION INFORMATION BOOKLET

This information booklet from City Holding Company (“City Holding”) is provided to shareholders of Virginia Savings Bancorp, Inc. (“Virginia Bancorp”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Proxy Statement/Prospectus dated March 29, 2012 (the “Proxy Statement”). After reviewing this material, please complete the Election Form and send it in the enclosed envelope to City Holding’s exchange agent, Computershare Trust Company, N.A. (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Noel F. Pilon at Virginia Bancorp at (540) 635-4137.

The deadline for receipt of your Election Form is 5:00 P.M., New York City Time, on May 7, 2012 (the “Election Deadline”).

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On November 14, 2011, Virginia Bancorp and City Holding, along with Virginia Savings Bank, F.S.B. and City National Bank of West Virginia, entered into the agreement and plan of merger, which was amended on March 14, 2012 (the “merger agreement”), a copy of which is attached as Annex A to the Proxy Statement. Under the merger agreement, you, as a Virginia Bancorp shareholder have the option to elect to receive, as merger consideration for each share of Virginia Bancorp common stock or Series A preferred stock (collectively, “Virginia Bancorp stock”) that you own, (1) a “stock election” of 0.2100 shares of City Holding common stock for each share of Virginia Bancorp stock, (2) a “cash election” of $6.17 in cash for each share of Virginia Bancorp stock, (3) a “mixed election” of a combination of 0.1260 shares of City Holding common stock and $2.47 in cash for each share of Virginia Bancorp stock, or (4) a “non-election”, and thus indicate that you have no preference with respect to your shares of Virginia Bancorp stock.

Your election is subject to the limitation that the total number of shares of Virginia Bancorp stock converted into City Holding common stock is 60% of the shares of Virginia Bancorp stock outstanding and that 40% of the total number of shares of Virginia Bancorp stock is converted into cash; provided that in no event will more than 240,000 shares of City Holding common stock be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) be paid.

An Election Form is being mailed to each shareholder holding Virginia Bancorp stock. It is to be used to make a mixed, cash or stock election or a non-election. If you also hold shares with a brokerage firm, you will receive election instructions from that firm.

2.	What is the Election Form?

The enclosed Election Form lets us know your preferred form of payment for your shares of Virginia Bancorp stock.

3.	How do I complete the Election Form?

When completed, please sign and date the Election Form and send it to the Exchange Agent in the enclosed envelope so that you can make your election to receive cash, shares of City Holding common stock, a combination of cash and shares or make a non-election. Please note that if your shares are held jointly, signatures of both owners are required.

4.	How do I make an election if I hold my shares through a broker or other nominee?

If you hold your shares of Virginia Bancorp stock through a broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you will receive from them. Please contact your broker with any questions.

Corp Action Voluntary – CIHC

5.	When is my Election Form due?

Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline, which is 5:00 p.m., New York City Time, May 7, 2012. If you hold your shares through a broker or other nominee, you must return your election instructions to them in time for them to respond by the Election Deadline. Please refer to the instructions provided by your broker or other nominee

6.	What happens if I do not make an election, indicate more than one election choice on the same Election Form or miss the Election Deadline?

If you do not make an election, indicate more than one election choice on the same Election Form or miss the Election Deadline, you will be deemed to have made a non-election and will have no preference with respect to your Virginia Bancorp stock.

7.	I have received more than one set of identical election materials related to the merger agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or you own stock in more than one name. For example, you may have shares registered directly with Virginia Bancorp; you may own Virginia Bancorp shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Virginia Bancorp stock. Failure to properly complete an Election Form means that no election will be made with respect to the shares to which that Election Form applies and you will be deemed to have made a non-election.

8.	Do I have to make the same election with respect to all of the Virginia Bancorp stock that I own?

Yes.

9.	Are shareholders guaranteed to receive the amount of stock or cash that they request on their election form?

No. The merger agreement provides that 60% of the outstanding shares of Virginia Bancorp stock will be exchanged for City Holding common stock and 40% will be exchanged for cash, but in no event will more than 240,000 shares of City Holding common stock be issued nor more than $4,689,920 in cash (excluding any cash paid in lieu of fractional shares) be paid to holders of Virginia Bancorp stock. It is possible, therefore, that if you elect to receive cash or stock, you could receive a different proportion of cash or stock than you elected.

If the total number of shares of Virginia Bancorp stock with respect to which a stock election has been made (which we refer to as the “stock election shares”) is greater than 60% of the difference obtained by subtracting the total number of stock/cash election shares from the total number Virginia Bancorp stock outstanding (the “Stock Percentage Number”), reallocations will be made to the stock election shares so that no more than 60% of the outstanding shares of Virginia Bancorp stock is converted to City Holding common stock. If the total number of stock election shares is less than the Stock Percentage Number, reallocations will be made so that no less than 60% of the outstanding shares of Virginia Bancorp stock are converted into City Holding common stock.

10.	If I make an election to receive cash, under what circumstances will my election be reallocated?

Because the merger agreement provides that the total number of shares of Virginia Bancorp stock converted into City Holding common stock must be 60% of the total number of shares of Virginia Bancorp stock outstanding at the effective time of the merger, your cash election may be reallocated if the number of stock election shares is less than the Stock Percentage Number. In that circumstance, if the shortfall of required stock election shares (which is the difference between the number of stock election shares and the Stock Percentage Number) is less than the total number of non-election shares, then the shareholders who did not make an election will receive cash and City Holding common stock in a combination necessary to reach the 60% stock number, and the shareholders who made a cash election will receive the cash consideration. If the shortfall of required stock elections exceeds the total number of non-election shares, then shareholders who made a cash election will receive a combination of cash and City Holding common stock following a pro rata adjustment of all elections for cash in order to reach the 60% stock number.

Corp Action Voluntary – CIHC

11.	If I made an election to receive stock, under what circumstances will my election be reallocated?

Because the merger agreement provides that the total number of shares of Virginia Bancorp stock converted into shares of City Holding common stock must be 60% of the total number of shares of Virginia Bancorp stock outstanding at the effective time of the merger, your stock election may be reallocated if the total number of stock election shares is greater than the Stock Percentage Number. In that circumstance, if the excess of required stock election shares (which is the difference between the Stock Percentage Number and the number of stock election shares) is less than the total number of non-election shares, then the shareholders who did not make an election will receive cash and City Holding common stock in a combination necessary to keep within the 60% stock limitation, and the shareholders who made a stock election will receive the stock consideration. If the excess of required stock election shares is greater than the total number of non-election shares, then shareholders who made a stock election will receive a combination of cash and City Holding common stock following a pro rata adjustment of all elections for stock as necessary to keep within the 60% stock limitation.

12.	What happens if I do not make an election?

If the total number of stock election shares is less than the Stock Percentage Number, and the shortfall number (which is the difference between the number of stock election shares and the Stock Percentage Number) is less than the number of non-election shares, your non-election shares will be converted into the right to receive a certain number of shares of City Holding common stock and cash in order to reach the 60% stock number. If the shortfall exceeds the number of non-election shares, then your non-election shares will be converted into the right to receive City Holding common stock.

If the total number of stock election shares is more than the Stock Percentage Number, and the excess of required stock election shares (which is the difference between the Stock Percentage Number and the number of stock election shares) is less than the number of non-election shares, your non-election shares will be converted into the right to receive a certain number of shares of City Holding common stock and cash to keep within the 60% stock limitation. If the excess of required stock election shares is greater than the number of non-election shares, your non-election shares will be converted into the right to receive the cash consideration.

13.	How will I receive my shares of City Holding common stock or cash?

After the effective date of the merger, the Exchange Agent will mail transmittal forms to each Virginia Bancorp shareholder. You should complete the transmittal form and return it along with your Virginia Bancorp stock certificate(s) to the Exchange Agent as soon as possible. Once the Exchange Agent has received the letter of transmittal and your Virginia Bancorp stock certificate(s), it will forward to you the cash and/or City Holding common stock to which you are entitled.

Shareholders will not receive any fractional shares of City Holding common stock. Instead, they will receive cash, without interest, for any fractional share of City Holding common stock that they might otherwise have been entitled to receive based on the average of the per share closing price of City Holding common stock as reported on the Nasdaq Global Select Market during the 10 trading days immediately preceding the 10th calendar day immediately preceding the effective date of the merger.

The details for how the proration will be effected are explained in detail under the caption “PROPOSAL ONE: — APPROVAL OF THE MERGER — Allocation and Proration Procedures,” in the Proxy Statement/Prospectus dated March 29, 2012, previously delivered to you.

14.	What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Virginia Bancorp stock for shares of City Holding common stock, cash, or a combination of shares of City Holding common stock and cash.

Corp Action Voluntary – CIHC

15.	How should I send in my signed Election Form?

An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form. If you do not have the envelope, you may send the Election Form to:

If Delivering by Mail:	If Delivering by Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

16.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information.

17.	Can I revoke my election?

Any election may be revoked until 5:00 P.M., New York City Time, on May 7, 2012. To revoke or change an election, a written notice of revocation must (1) specify the name of the shareholder having made the election to be revoked, and (2) be signed by the shareholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form prior to the Election Deadline.

18.	What if I am signing in a representative or fiduciary capacity?

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or officer for a corporation in a fiduciary or representative capacity, he or she should so indicate when signing (setting forth his or her full title) and submit proper evidence satisfactory to City Holding of his or her authority to act, and such signature must be guaranteed by an entity that is in good standing of a Medallion Program approved by the Securities Transfer Agents Association, Inc.

19.	Who do I call if I have additional questions?

You may contact Noel F. Pilon at Virginia Bancorp at (540) 635-4137.

DELIVERY INSTRUCTIONS

By Mail:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

By Courier:

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

Suite V

250 Royall Street

Canton, MA 02021

101690157.4

Corp Action Voluntary – CIHC